Exhibit (a)(iii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K




                    EDWARD D. JONES & CO. DAILY PASSPORT CASH TRUST

                                  Amendment #6

                                     to the

                    AMENDED AND RESTATED DECLARATION OF TRUST

                               dated April 2, 1999

 ......This Declaration of Trust is amended as follows:

 ......Strike Section 5 of Article III from the Declaration of Trust, and substitute in its place:

      SECTION 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the initial Series shall be, and is established and designated as,

                    Edward D. Jones & Co. Daily Passport Cash Trust
                                Investment Shares

                                Retirement Shares

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2000.

      WITNESS the due execution hereof this 15th day of November, 2000.

/S/ JOHN F. DONAHUE                 /S/ LAWRENCE D. ELLIS, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/S/ THOMAS G. BIGLEY                /S/ PETER E. MADDEN
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/S/ JOHN T. CONROY, JR.             /S/ CHARLES F. MANSFIELD, JR.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/S/ NICHOLAS P. CONSTANTAKIS        /S/ JOHN E. MURRAY, JR.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/S/ JOHN F. CUNNINGHAM              /S/ MARJORIE P. SMUTS
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/S/ J. CHRISTOPHER DONAHUE          /S/ JOHN S. WALSH
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh